Equinix Reports Second Quarter 2017 Results

Interconnection and Data Center Leader Delivers 58th Consecutive Quarter of Revenue Growth; Quarterly Revenues Surpass $1 Billion for the First Time

REDWOOD CITY, Calif., Aug. 2, 2017 /PRNewswire/ --

  Quarterly revenues increased 18% year-over-year to $1,066 million; 11% year-over-year on a normalized and constant currency basis
  Key customer and partner wins and expansions included Alibaba, AWS, Microsoft Azure, Salesforce, Shire, and Weyerhaeuser
  Completed the acquisition of 29 Verizon data centers and opened three organic build facilities, expanding Equinix's global platform to 182 IBX data centers
  Interconnection revenue growth continued to significantly outpace colocation revenue growth

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly results for the quarter ended June 30, 2017. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Second Quarter 2017 Results Summary

  Revenues from continuing operations
    $1,066 million, a 12% increase over the previous quarter
    Includes $86.7 million of revenues from the acquisition of 29 Verizon data centers
  Operating Income
    $185 million, an 11% increase over the previous quarter
  Adjusted EBITDA
    $509 million, a 48% adjusted EBITDA margin
    Includes $15 million of integration costs
  Net Income from Continuing Operations
    $46 million
  AFFO
    $360 million, an 18% increase over the previous quarter

2017 Annual Guidance Summary

  Revenues from continuing operations
    $4,317 - $4,327 million, a 20% increase over the previous year; a normalized and constant currency increase of greater than 11%
  Adjusted EBITDA
    $2,038 - $2,048 million or a 47% adjusted EBITDA margin
    Assumes $52 million of integration costs for acquisitions
  AFFO
    $1,382 - $1,392 million, a 29% increase over the previous year; a normalized and constant currency increase of 13%
    Assumes $52 million of integration costs for acquisitions

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote
Steve Smith, President and CEO, Equinix:
"Q2 was another strong quarter for Equinix, surpassing the milestone of $1 billion in quarterly revenues for the first time in the company's history. A key highlight in the quarter was the completion of the acquisition of Verizon's Americas data center portfolio, strengthening our global market leadership and providing additional capacity to meet customer demand. As the shift to digital impacts businesses across all segments, private, secure and distributed interconnection continues to grow as a core design principle of IT, resulting in key new customer wins, and healthy and growing market share for Equinix."

Business Highlights

  Equinix completed its acquisition of Verizon's 29 data centers in Q2, creating significant growth and scaling opportunities for the Americas business, and enhancing interconnection capabilities with core strategic hubs in 15 metro areas. The new data centers, and the 600 plus net new customers, strengthen Equinix's global market leadership, creating new opportunities to grow business ecosystems around the world with both existing and new customers. The acquisition opens three new markets (Bogotá, Culpeper and Houston), and the Miami NAP of the Americas ("NOTA") (MI 1) facility significantly expands Equinix's ability to serve interconnection needs between North and South America.
  Equinix also continued its organic expansion, opening new data centers in Amsterdam, Frankfurt and Silicon Valley, and extending the reach of Equinix's global platform to 182 IBX data centers across 44 markets and 22 countries. The Amsterdam 4 IBX, adjacent to Equinix's existing Amsterdam 3 facility in the Amsterdam Science Park, builds out one of the most cloud dense locations in Europe, helping Equinix meet the growing demand for interconnection and colocation in the Netherlands as a key launch pad for serving the continent. In Frankfurt, the Frankfurt 6 IBX, located on owned land next to Equinix's Frankfurt 4 IBX, and tethered to Equinix's Frankfurt 5 IBX, supports the scaling of Equinix's operations in one of Europe's leading financial centers and a hub for banking, commerce and manufacturing. The Silicon Valley 10 IBX adds capacity to Equinix's network dense San Jose campus, which serves as one of the largest concentrations of high-tech companies and peering hubs in the world.
  Enterprise remained the fastest growing vertical with a record number of new logos and Fortune 500 wins in Q2. Key wins in Q2 included Weyerhaeuser, a Fortune 350 manufacturer transforming its supply chain management to digital, and Shire, a leading pharmaceutical company connecting to multiple clouds to support distributed analytics and hybrid data storage.
  With the Verizon data center acquisition, Equinix now serves 42% of the Fortune 500 and 30% of the Global 2000, as the benefits of Equinix's globally consistent platform continue to grow. In Q2, over 58% of revenues came from customers deployed across all three regions, and 84% came from customers deployed across multiple metros, up from 83% last quarter.
  Interconnection revenues in Q2 grew 24% year-over-year and 17% year-over-year on a normalized and constant currency basis, significantly outpacing colocation revenues and reflecting the movement towards Interconnection Oriented ArchitecturesTM and the rapid adoption of hybrid, multi-cloud as the preferred IT deployment model. Cross-connects between customers increased to over 242,000, and traction with Equinix Cloud ExchangeTM continued with expansions from AWS, Microsoft Azure and Salesforce into new markets on Cloud Exchange in the second quarter.
  Equinix also announced its intention to enter into an "At-the-Market" equity offering program under which Equinix may offer and sell, from time to time, up to an aggregate of $750 million of its common stock (the "ATM Program"). Equinix expects to use the net proceeds, if any, from the ATM Program for working capital and general corporate purposes, which may include, among other things, repayment of indebtedness, capital expenditures and acquisitions of complementary businesses or assets.

Business Outlook

For the third quarter of 2017, the Company expects revenues to range between $1,133 and $1,141 million, an increase of 7% quarter over quarter at the midpoint, or a normalized and constant currency increase of 3%. This guidance includes a foreign currency benefit of $2 million when compared to the average FX rates in Q2 2017. Cash gross margins are expected to approximate 67%. Cash selling, general and administrative expenses are expected to range between $218 and $226 million. Adjusted EBITDA is expected to range between $535 and $543 million, which includes a $2 million foreign currency benefit when compared to the average FX rates in Q2 2017, and $16 million of integration costs for the Verizon data center, Telecity and Bit-isle acquisitions. Capital expenditures are expected to range between $313 and $333 million, which includes approximately $53 million of recurring capital expenditures.

For the full year of 2017, total revenues are expected to range between $4,317 and $4,327 million, an increase of 20% year over year, or a normalized and constant currency increase of greater than 11%. This $19 million guidance raise is due to better than expected combined operating business performance of $8 million and a foreign currency benefit of $11 million when compared to prior Equinix guidance rates. This guidance is comprised of full year organic revenues of greater than $3,987 million, and the Verizon data center acquisition revenues ranging between $330 and $340 million. Total year cash gross margins are expected to approximate 67 - 68%. Cash selling, general and administrative expenses are expected to range between $868 and $878 million. Adjusted EBITDA is expected to range between $2,038 and $2,048 million, an increase of 23% year over year, or a normalized and constant currency increase of 11%. This $17 million adjusted EBITDA raise is due to better than expected combined operating performance of $14 million and a foreign currency benefit of $3 million when compared to prior Equinix guidance rates. This guidance includes an expected $52 million in integration costs for the Verizon data center, Telecity and Bit-isle acquisitions. AFFO is expected to range between $1,382 and $1,392 million, an increase of 29% year over year, or a normalized and constant currency increase of 13%. Capital expenditures are expected to range between $1,250 and $1,300 million, including approximately $175 million of recurring capital expenditures and $1,075 and $1,125 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2017 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.12 to the Euro, $1.39 to the Pound, S$1.38 to the U.S. dollar, ¥112.36 to the U.S. dollar and R$3.31 to the U.S. dollar. The Q2 2017 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 18%, 9%, 6%, 7% and 4%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 2017 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended June 30, 2017, along with its future outlook, in its quarterly conference call on Wednesday, August 2, 2017, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, November 1, 2017, by dialing 1-402-998-0968 and referencing the passcode 2017. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through Equinix's Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 44 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from continuing operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX center, and do not reflect its current or future cash spending levels to support its business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price, the timing, size and nature of equity awards. As such, Equinix and many investors and analysts, exclude this stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gain (loss) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain (loss) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenues and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain (loss) on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues. Equinix also excludes net income (loss) from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Recurring revenues	$1,010,048	$898,440	$851,306	$1,908,488	$1,647,926
Non-recurring revenues	56,373	51,085	49,204	107,458	96,740
Revenues	1,066,421	949,525	900,510	2,015,946	1,744,666
Cost of revenues	522,203	468,961	456,967	991,164	884,647
Gross profit	544,218	480,564	443,543	1,024,782	860,019
Operating expenses:
Sales and marketing	141,566	128,927	107,832	270,493	214,422
General and administrative	191,355	181,399	168,462	372,754	334,366
Acquisition costs	26,402	3,025	15,594	29,427	52,130
Gain on asset sales	—	—	—	—	(5,242)
Total operating expenses	359,323	313,351	291,888	672,674	595,676
Income from continuing operations	184,895	167,213	151,655	352,108	264,343
Interest and other income (expense):
Interest income	4,437	3,092	841	7,529	1,766
Interest expense	(119,042)	(111,684)	(100,332)	(230,726)	(201,195)
Other income (expense)	1,284	337	1,555	1,621	(59,155)
Loss on debt extinguishment	(16,444)	(3,503)	(605)	(19,947)	(605)
Total interest and other, net	(129,765)	(111,758)	(98,541)	(241,523)	(259,189)
Income from continuing operations before income taxes	55,130	55,455	53,114	110,585	5,154
Income tax expense	(9,325)	(13,393)	(13,812)	(22,718)	(3,179)
Net income from continuing operations	45,805	42,062	39,302	87,867	1,975
Net income from discontinued operations, net of tax	—	—	5,409	—	11,625
Net income	$45,805	$42,062	$44,711	$87,867	$13,600
Net income per share:
Basic net income per share from continuing operations	$0.59	$0.58	$0.56	$1.17	$0.03
Basic net income per share from discontinued operations	—	—	0.08	—	0.17
Basic net income per share	$0.59	$0.58	$0.64	$1.17	$0.20
Diluted net income per share from continuing operations	$0.58	$0.57	$0.56	$1.16	$0.03
Diluted net income per share from discontinued operations	—	—	0.08	—	0.17
Diluted net income per share	$0.58	$0.57	$0.64	$1.16	$0.20
Shares used in computing basic net income per share	77,923	72,773	69,729	75,383	68,931
Shares used in computing diluted net income per share	78,508	73,367	70,364	76,008	69,575

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$45,805	$42,062	$44,711	$87,867	$13,600

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	200,983	106,938	(298,361)	307,921	(182,462)
Unrealized gain (loss) on available-for-sale securities	(65)	(265)	1,199	(330)	895
Unrealized gain (loss) on cash flow hedges	(27,671)	(11,727)	14,726	(39,398)	7,942
Net investment hedge CTA gain (loss)	(101,847)	(28,551)	55,196	(130,398)	38,884
Net actuarial gain on defined benefit plans	15	11	8	26	14
Total other comprehensive income (loss), net of tax	71,415	66,406	(227,232)	137,821	(134,727)

Comprehensive income (loss), net of tax	$117,220	$108,468	$(182,521)	$225,688	$(121,127)

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$1,063,777	$748,476
Short-term investments	4,242	3,409
Accounts receivable, net	545,734	396,245
Other current assets	235,871	319,396
Total current assets	1,849,624	1,467,526
Long-term investments	6,389	10,042
Property, plant and equipment, net	8,746,595	7,199,210
Goodwill	4,225,553	2,986,064
Intangible assets, net	2,382,230	719,231
Other assets	263,546	226,298
Total assets	$17,473,937	$12,608,371
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$612,593	$581,739
Accrued property, plant and equipment	192,381	144,842
Current portion of capital lease and other financing obligations	62,937	101,046
Current portion of mortgage and loans payable	83,022	67,928
Other current liabilities	140,502	133,140
Total current liabilities	1,091,435	1,028,695
Capital lease and other financing obligations, less current portion	1,584,287	1,410,742
Mortgage and loans payable, less current portion	2,511,447	1,369,087
Senior notes	5,047,426	3,810,770
Other liabilities	715,679	623,248
Total liabilities	10,950,274	8,242,542
Common stock	78	72
Additional paid-in capital	9,648,817	7,413,519
Treasury stock	(146,982)	(147,559)
Accumulated dividends	(2,274,503)	(1,969,645)
Accumulated other comprehensive loss	(811,321)	(949,142)
Retained earnings	107,574	18,584
Total stockholders' equity	6,523,663	4,365,829
Total liabilities and stockholders' equity	$17,473,937	$12,608,371

Ending headcount by geographic region is as follows:

Americas headcount	2,922	2,510
EMEA headcount	2,218	2,063
Asia-Pacific headcount	1,468	1,420
Total headcount	6,608	5,993

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016

Capital lease and other financing obligations	$1,647,224	$1,511,788

Term loans, net of debt discount and debt issuance costs	2,546,605	1,390,771
Mortgage payable and other loans payable	47,864	46,244
Plus: debt discount, premium and issuance costs, net	31,608	20,949
Total mortgage and loans payable principal	2,626,077	1,457,964

Senior notes, net of debt issuance costs	5,047,426	3,810,770
Plus: debt issuance costs	52,574	39,230
Total senior notes principal	5,100,000	3,850,000

Total debt principal outstanding	$9,373,301	$6,819,752

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$45,805	$42,062	$44,711	$87,867	$13,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	252,386	219,013	213,719	471,399	415,872
Stock-based compensation	45,625	38,323	39,323	83,948	73,384
Amortization of debt issuance costs and debt discounts	4,130	11,580	5,517	15,710	11,025
Loss on debt extinguishment	16,444	3,503	318	19,947	318
Gain on asset sales	—	—	—	—	(5,242)
Other items	3,775	8,380	6,747	12,155	12,182
Changes in operating assets and liabilities:
Accounts receivable	(112,236)	(39,664)	(31,055)	(151,900)	(42,367)
Income taxes, net	(13,290)	(20,637)	4,901	(33,927)	(23,755)
Accounts payable and accrued expenses	81,585	(65,414)	29,592	16,171	(10,625)
Other assets and liabilities	(17,751)	50,225	(35,509)	32,474	(61,294)
Net cash provided by operating activities	306,473	247,371	278,264	553,844	383,098
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	10,303	(7,104)	8,764	3,199	12,183
Business acquisitions, net of cash and restricted cash acquired	(3,593,613)	(36,041)	—	(3,629,654)	(1,601,326)
Purchases of real estate	(6,841)	(41,739)	(11,710)	(48,580)	(28,118)
Purchases of other property, plant and equipment	(348,572)	(277,242)	(249,867)	(625,814)	(447,567)
Proceeds from asset sales	—	47,767	—	47,767	22,825
Net cash used in investing activities	(3,938,723)	(314,359)	(252,813)	(4,253,082)	(2,042,003)

Cash flows from financing activities:
Proceeds from employee equity awards	45	20,074	1,335	20,119	17,639
Payments of dividend distributions	(156,290)	(148,083)	(121,858)	(304,373)	(246,694)
Proceeds from public offering of common stock, net of offering costs	83	2,126,258	—	2,126,341	—
Proceeds from loans payable	—	1,059,800	—	1,059,800	701,250
Proceeds from senior notes	—	1,250,000	—	1,250,000	—
Repayment of capital lease and other financing obligations	(27,864)	(16,596)	(12,103)	(44,460)	(45,335)
Repayments of mortgage and loans payable and convertible debt	(20,795)	(21,510)	(36,758)	(42,305)	(973,111)
Debt extinguishment costs	(8,122)	(3,132)	—	(11,254)	—
Debt issuance costs	46	(40,665)	23	(40,619)	(42)
Other financing activities	—	(900)	—	(900)	—
Net cash provided by (used in) financing activities	(212,897)	4,225,246	(169,361)	4,012,349	(546,293)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	5,327	11,541	18,140	16,868	8,639
Change in cash balances included in assets held for sale	—	—	(25,111)	—	(25,111)
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,839,820)	4,169,799	(150,881)	329,979	(2,221,670)
Cash, cash equivalents and restricted cash at beginning of period	4,943,046	773,247	647,638	773,247	2,718,427
Cash, cash equivalents and restricted cash at end of period	$1,103,226	$4,943,046	$496,757	$1,103,226	$496,757

Supplemental cash flow information:
Cash paid for taxes	$16,269	$29,552	$12,361	$45,821	$31,576
Cash paid for interest	$97,960	$115,434	$85,897	$213,394	$160,437

Free cash flow (negative free cash flow) (1)	$(3,642,553)	$(59,884)	$16,687	$(3,702,437)	$(1,671,088)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$(42,099)	$17,896	$28,397	$(24,203)	$(41,644)

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$306,473	$247,371	$278,264	$553,844	$383,098
Net cash used in investing activities as presented above	(3,938,723)	(314,359)	(252,813)	(4,253,082)	(2,042,003)
Purchases, sales and maturities of investments, net	(10,303)	7,104	(8,764)	(3,199)	(12,183)
Free cash flow (negative free cash flow)	$(3,642,553)	$(59,884)	$16,687	$(3,702,437)	$(1,671,088)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:
Free cash flow (as defined above)	$(3,642,553)	$(59,884)	$16,687	$(3,702,437)	$(1,671,088)
Less business acquisitions, net of cash and restricted cash acquired	3,593,613	36,041	—	3,629,654	1,601,326
Less purchases of real estate	6,841	41,739	11,710	48,580	28,118
Adjusted free cash flow	$(42,099)	$17,896	$28,397	$(24,203)	$(41,644)

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	Recurring revenues	$1,010,048	$898,440	$851,306	$1,908,488	$1,647,926
	Non-recurring revenues	56,373	51,085	49,204	107,458	96,740
	Revenues (1)	1,066,421	949,525	900,510	2,015,946	1,744,666

	Cash cost of revenues (2)	344,469	303,540	292,033	648,009	563,133
	Cash gross profit (3)	721,952	645,985	608,477	1,367,937	1,181,533

	Cash operating expenses (4):
	Cash sales and marketing expenses (5)	89,616	99,861	78,071	189,477	157,763
	Cash general and administrative expenses (6)	123,028	118,550	110,115	241,578	222,829
	Total cash operating expenses (7)	212,644	218,411	188,186	431,055	380,592

	Adjusted EBITDA (8)	$509,308	$427,574	$420,291	$936,882	$800,941

	Cash gross margins (9)	68%	68%	68%	68%	68%

	Adjusted EBITDA margins (10)	48%	45%	47%	46%	46%

	Adjusted EBITDA flow-through rate (11)	70%	(130)%	70%	54%	45%

	FFO (12)	$219,760	$200,866	$201,515	$420,626	$317,390

	AFFO (13) (14)	$360,114	$304,110	$290,529	$664,224	$500,375

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$374,764	$299,273	$287,855	$674,037	$568,419
	Interconnection	116,248	100,850	91,722	217,098	179,331
	Managed infrastructure	17,005	15,061	13,116	32,066	24,370
	Other	1,903	919	786	2,822	1,515
	Recurring revenues	509,920	416,103	393,479	926,023	773,635
	Non-recurring revenues	23,688	20,344	19,992	44,032	44,230
	Revenues	$533,608	$436,447	$413,471	$970,055	$817,865

	EMEA Revenues:

	Colocation	$259,684	$253,254	$240,421	$512,938	$454,599
	Interconnection	23,655	22,351	22,425	46,006	42,125
	Managed infrastructure	19,205	17,672	15,391	36,877	33,951
	Other	2,037	3,330	3,573	5,367	4,516
	Recurring revenues	304,581	296,607	281,810	601,188	535,191
	Non-recurring revenues	18,363	18,240	18,799	36,603	33,274
	Revenues	$322,944	$314,847	$300,609	$637,791	$568,465

	Asia-Pacific Revenues:

	Colocation	$147,783	$138,995	$132,952	$286,778	$256,605
	Interconnection	25,781	24,859	19,912	50,640	38,190
	Managed infrastructure	21,983	21,876	22,339	43,859	42,835
	Other	—	—	814	—	1,470
	Recurring revenues	195,547	185,730	176,017	381,277	339,100
	Non-recurring revenues	14,322	12,501	10,413	26,823	19,236
	Revenues	$209,869	$198,231	$186,430	$408,100	$358,336

	Worldwide Revenues:

	Colocation	$782,231	$691,522	$661,228	$1,473,753	$1,279,623
	Interconnection	165,684	148,060	134,059	313,744	259,646
	Managed infrastructure	58,193	54,609	50,846	112,802	101,156
	Other	3,940	4,249	5,173	8,189	7,501
	Recurring revenues	1,010,048	898,440	851,306	1,908,488	1,647,926
	Non-recurring revenues	56,373	51,085	49,204	107,458	96,740
	Revenues	$1,066,421	$949,525	$900,510	$2,015,946	$1,744,666

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$522,203	$468,961	$456,967	$991,164	$884,647
	Depreciation, amortization and accretion expense	(174,556)	(162,510)	(161,493)	(337,066)	(315,076)
	Stock-based compensation expense	(3,178)	(2,911)	(3,441)	(6,089)	(6,438)
	Cash cost of revenues	$344,469	$303,540	$292,033	$648,009	$563,133

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$148,589	$113,059	$109,296	$261,648	$218,316
	EMEA cash cost of revenues	124,485	122,175	114,950	246,660	216,459
	Asia-Pacific cash cost of revenues	71,395	68,306	67,787	139,701	128,358
	Cash cost of revenues	$344,469	$303,540	$292,033	$648,009	$563,133

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, marketing, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$332,921	$310,326	$276,294	$643,247	$548,788
	Depreciation and amortization expense	(77,830)	(56,503)	(52,226)	(134,333)	(100,796)
	Stock-based compensation expense	(42,447)	(35,412)	(35,882)	(77,859)	(67,400)
	Cash operating expense	$212,644	$218,411	$188,186	$431,055	$380,592

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$141,566	$128,927	$107,832	$270,493	$214,422
	Depreciation and amortization expense	(38,524)	(18,094)	(19,047)	(56,618)	(36,174)
	Stock-based compensation expense	(13,426)	(10,972)	(10,714)	(24,398)	(20,485)
	Cash sales and marketing expense	$89,616	$99,861	$78,071	$189,477	$157,763

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$191,355	$181,399	$168,462	$372,754	$334,366
	Depreciation and amortization expense	(39,306)	(38,409)	(33,179)	(77,715)	(64,622)
	Stock-based compensation expense	(29,021)	(24,440)	(25,168)	(53,461)	(46,915)
	Cash general and administrative expense	$123,028	$118,550	$110,115	$241,578	$222,829

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$126,868	$124,769	$109,147	$251,637	$220,061
	EMEA cash SG&A	56,837	63,118	52,204	119,955	107,062
	Asia-Pacific cash SG&A	28,939	30,524	26,835	59,463	53,469
	Cash SG&A	$212,644	$218,411	$188,186	$431,055	$380,592

(8)

We define adjusted EBITDA as income from continuing operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs and (gain) loss on asset sales as presented below:

	Income from continuing operations	$184,895	$167,213	$151,655	$352,108	$264,343
	Depreciation, amortization and accretion expense	252,386	219,013	213,719	471,399	415,872
	Stock-based compensation expense	45,625	38,323	39,323	83,948	73,838
	Acquisition costs	26,402	3,025	15,594	29,427	52,130
	Gain on asset sales	—	—	—	—	(5,242)
	Adjusted EBITDA	$509,308	$427,574	$420,291	$936,882	$800,941

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$75,039	$81,110	$87,100	$156,149	$175,639
	Americas depreciation, amortization and accretion expense	124,905	88,428	78,874	213,333	155,594
	Americas stock-based compensation expense	33,771	27,774	27,790	61,545	52,119
	Americas acquisition costs	24,436	1,307	1,264	25,743	1,378
	Americas gain on asset sales	—	—	—	—	(5,242)
	Americas adjusted EBITDA	$258,151	$198,619	$195,028	$456,770	$379,488

	EMEA income from continuing operations	$54,927	$44,981	$29,096	$99,908	$21,677
	EMEA depreciation, amortization and accretion expense	78,118	76,806	82,929	154,924	159,417
	EMEA stock-based compensation expense	6,611	6,049	7,060	12,660	13,295
	EMEA acquisition costs	1,966	1,718	14,370	3,684	50,555
	EMEA adjusted EBITDA	$141,622	$129,554	$133,455	$271,176	$244,944

	Asia-Pacific income from continuing operations	$54,929	$41,122	$35,459	$96,051	$67,027
	Asia-Pacific depreciation, amortization and accretion expense	49,363	53,779	51,916	103,142	100,861
	Asia-Pacific stock-based compensation expense	5,243	4,500	4,473	9,743	8,424
	Asia-Pacific acquisition costs	—	—	(40)	—	197
	Asia-Pacific adjusted EBITDA	$109,535	$99,401	$91,808	$208,936	$176,509

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	74%	74%	73%	73%

	EMEA cash gross margins	61%	61%	62%	61%	62%

	Asia-Pacific cash gross margins	66%	66%	64%	66%	64%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	46%	47%	47%	46%

	EMEA adjusted EBITDA margins	44%	41%	44%	43%	43%

	Asia-Pacific adjusted EBITDA margins	52%	50%	49%	51%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$509,308	$427,574	$420,291	$936,882	$800,941
	Less adjusted EBITDA - prior period	(427,574)	(436,491)	(380,650)	(856,533)	(654,617)
	Adjusted EBITDA growth	$81,734	$(8,917)	$39,641	$80,349	$146,324

	Revenues - current period	$1,066,421	$949,525	$900,510	$2,015,946	$1,744,666
	Less revenues - prior period	(949,525)	(942,647)	(844,156)	(1,867,323)	(1,417,111)
	Revenue growth	$116,896	$6,878	$56,354	$148,623	$327,555

	Adjusted EBITDA flow-through rate	70%	(130)%	70%	54%	45%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$45,805	$42,062	$44,711	$87,867	$13,600
	Adjustments:
	Real estate depreciation and amortization	175,387	159,414	158,727	334,801	309,722
	Gain on disposition of real estate property	(1,460)	(638)	(1,951)	(2,098)	(5,988)
	Adjustments for FFO from unconsolidated joint ventures	28	28	28	56	56
	FFO	$219,760	$200,866	$201,515	$420,626	$317,390

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$219,760	$200,866	$201,515	$420,626	$317,390
	Adjustments:
	Installation revenue adjustment	6,939	4,675	7,407	11,614	10,761
	Straight-line rent expense adjustment	1,015	2,409	1,895	3,424	3,028
	Amortization of deferred financing costs	4,130	11,580	5,243	15,710	10,751
	Stock-based compensation expense	45,625	38,323	39,323	83,948	73,838
	Non-real estate depreciation expense	29,241	28,575	21,021	57,816	42,408
	Amortization expense	50,158	29,017	32,303	79,175	60,455
	Accretion expense	(2,400)	2,007	1,668	(393)	3,287
	Recurring capital expenditures	(37,869)	(22,672)	(31,928)	(60,541)	(63,743)
	Loss on debt extinguishment	16,444	3,503	605	19,947	605
	Acquisition costs	26,402	3,025	15,594	29,427	52,130
	Income tax expense adjustment	674	2,809	1,301	3,483	1,111
	Net income from discontinued operations, net of tax	—	—	(5,409)	—	(11,625)
	Adjustments for AFFO from unconsolidated joint ventures	(5)	(7)	(9)	(12)	(21)
	AFFO	$360,114	$304,110	$290,529	$664,224	$500,375

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$509,308	$427,574	$420,291	$936,882	$800,941
	Adjustments:
	Interest expense, net of interest income	(114,605)	(108,592)	(99,491)	(223,197)	(199,429)
	Amortization of deferred financing costs	4,130	11,580	5,243	15,710	10,751
	Income tax expense	(9,325)	(13,393)	(13,812)	(22,718)	(3,179)
	Income tax expense adjustment	674	2,809	1,301	3,483	1,111
	Straight-line rent expense adjustment	1,015	2,409	1,895	3,424	3,028
	Installation revenue adjustment	6,939	4,675	7,407	11,614	10,761
	Recurring capital expenditures	(37,869)	(22,672)	(31,928)	(60,541)	(63,743)
	Other income (expense)	1,284	337	1,555	1,621	(59,155)
	Gain on disposition of depreciable real estate property	(1,460)	(638)	(1,951)	(2,098)	(5,988)
	Adjustments for unconsolidated JVs' and non-controlling interests	23	21	19	44	35
	Adjustment for gain on sale of asset	—	—	—	—	5,242
	AFFO	$360,114	$304,110	$290,529	$664,224	$500,375

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, OR Equinix Media Contact: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com